Exhibit 6(v)

College Retirement Equities Fund
730 Third Avenue, New York, N.Y. 10017-3206
Telephone: [800-842-2733]

Retirement Choice Annuity Contract

Contractholder:	[ABC Institution]
Contract Number:	[C-xxxxx ]
Companion TIAA Contract Number:	[T-xxxxx /NONE]
Date of Issue:	[01 01 2005]

This contract is delivered in [the State of state] and is subject to the laws and regulations therein.

This is a contract between you, the contractholder, and us, College Retirement Equities Fund (CREF). This page refers briefly to some of the features of this contract. The next pages set forth in detail the rights and obligations of both CREF and the contractholder under the contract. PLEASE READ THIS CONTRACT. IT IS IMPORTANT.

GENERAL DESCRIPTION

The contractholder remits all premiums for this contract. Premiums are allocated among the CREF Accounts. Each premium allocated to a CREF account purchases a number of accumulation units in that CREF account. Account accumulations and benefit payments are variable and not guaranteed as to dollar amounts; they depend on the investment performance of these accounts. This contract does not guarantee any fixed-dollar benefits. Accumulations in CREF accounts are not guaranteed and may increase or decrease depending primarily on investment results.

This contract cannot be assigned and it does not provide for loans.

If you have any questions about the contract or
need help to resolve a problem, you can contact
us at the address or phone number above.

Herbert M. Allison, Jr.

President and
Chief Executive Officer

Group Flexible Premium
Deferred Variable Unit-Annuity

22

INDEX OF PROVISIONS

	Section		Section

Accounts		ERISA	13
- Definition	1	Forfeiture Reallocation Payment	39
- Deletion of	49	Income Benefit
Accumulation		- Internal Transfers and Switches under a
- Definition	2	Unit-Annuity	33
- Employee’s Accumulation	10	- Number of Annuity Units	32
Accumulation Units	3	- Options	30
Annuity Benefit		- Post-mortem Payments	31
- Annuity Unit - Definition	4	Income Change Method	14
- Unit-Annuity - Definition	21	Internal Transfers
Assignment – Void and of no effect	48	- Availability	41
Benefit Payment	29	- Crediting	43
Benefits Based on Incorrect Data	53	- Definition	15
Business Day	6	- Effective Date	42
Claims of Creditors		IRC	16
- Protection Against	55	Laws and Regulations - Compliance with	56
Commuted Value	7	Loans – Not available	47
Companion TIAA Contract	25	Lump-sum Benefit Payment	37
Contestability	24	Ownership	46
Contract	23	Payee	17
Contractholder Payment		Payment to an Estate, Trustee, etc	51
- Amount and Effective Date	40	Premiums
Correspondence with us	57	- Allocation of	27
Death Benefit		- Payment of	26
- Beneficiary	5	- Taxes	28
- Definition	8	Proof of Survival	54
- Number of Annuity Units Payable		Report of Accumulation	45
to Beneficiary	35	Rules of the Fund	18
- Payment Methods	34	Second Participant	19
- Payments after Death of Beneficiary	36	Service of Process upon CREF	52
Elections and Changes - Procedure for	50	Severance from Employment	20
Employee	9	TIAA Life Annuity Transfer Payment	38
Employer Plan	11	Valuation Day	22
Employer Plan Fee Withdrawals	44
- Definition	12

PART A: TERMS USED IN THIS CONTRACT

1.	Accounts. CREF maintains the following investment accounts, each with its own distinct investment portfolio:
    [The CREF Stock Account maintains a broadly diversified portfolio consisting primarily of common stocks.

    The CREF Global Equities Account maintains a broadly diversified portfolio consisting primarily of foreign and domestic common stocks.

    The CREF Equity Index Account maintains a portfolio consisting primarily of domestic stocks selected to track the overall U.S. stock market.

    The CREF Growth Account maintains a portfolio consisting primarily of common stocks that we believe present the opportunity for exceptional growth.

    The CREF Social Choice Account maintains a portfolio consisting primarily of common stocks, investment grade fixed income securities, and short-term debt securities.

    The CREF Money Market Account maintains a portfolio consisting primarily of short-term debt securities and money market instruments.

    The CREF Bond Market Account maintains a portfolio consisting primarily of investment grade fixed income securities.

    The CREF Inflation-Linked Bond Account maintains a portfolio consisting primarily of inflation-indexed bonds issued by the U.S. Government and its agencies, foreign governments and corporate entities.]
  In the future, CREF may establish other accounts with other investment portfolios, and may delete accounts as described in section 49.
2.	The contract’s accumulation is equal to the sum of all employees’ accumulations under the contract.

3.
Accumulation units. Each CREF account maintains a separate accumulation unit value. The current value of each account's accumulation unit is based on the market value of that account's investments, and will be determined in accordance with the Rules of the Fund. The number of accumulation units in any account under the contract will be increased and decreased in accordance with the Rules of the Fund.

The number will be increased if:

A)	premiums are allocated to that account under the contract; or

B)	internal transfers to that account under the contract are made from another CREF account or from the companion TIAA contract, if any;

and the number will be decreased if:

C)	any premium taxes are deducted from that account; or

D)	any employer plan fee withdrawals are deducted from that account; or

E)	any accumulation units from that account are deducted to provide any available form of benefit payments as described in Part C; or

F)	internal transfers are made out of that account; or

G)	any minimum distribution payments are paid from that account.

Any amounts added to or deducted from an account will be attributed to individual employee’s accumulations in accordance with the instructions of the contractholder.

4.
An annuity unit is the unit of payment for all unit-annuity benefits. The value of an annuity unit changes from time to time to reflect the investment, mortality and expense experience of the account. There is a separate and distinct annuity unit value for each income change method within each CREF account. The value of each annuity unit is determined, using actuarial methods, in accordance with the Rules of the Fund.

5.
A beneficiary is any person eligible to receive death benefit payments upon the death of an employee. If none of the beneficiaries named is alive at the time of the employee’s death, or if, at the employee’s death, no beneficiary had ever been named for that employee, then the death benefit will be paid to the person entitled to such benefits under the terms of the employer plan. If the plan does not specify how to distribute such death benefits, the death benefit will be paid to the employee’s estate. If distributions to a named beneficiary are barred by operation of law, the death benefit due that beneficiary will be paid to the employee’s estate.

6.	A business day is any day that the New York Stock Exchange is open for trading. A business day ends at 4:00 P.M. Eastern time, or when trading closes on the New York Stock Exchange, if earlier.

7.
The commuted (discounted) value is a one-sum amount paid in lieu of a series of payments that are not contingent upon the survival of an employee or second participant. The commuted value of a series of payments of annuity units is computed in accordance with the Rules of the Fund, in which it is referred to as the present value.

8.	The death benefit for an employee is the current value of the employee’s accumulation.

9.	An employee is any employee entitled to benefits under the employer plan.

10.
An employee’s accumulation is equal to the value of the accumulation units owned in all accounts under the contract on behalf of that employee. Employee’s accumulations are maintained for the sole purpose of providing a record of amounts accumulated under the contract on behalf of individual employees. The contractholder owns all employees’ accumulations under the contract. Employees have no ownership rights to these accumulations.

11.
The employer plan is the retirement plan of the contractholder as amended from time to time, or any successor retirement plan. Employees’ and beneficiaries’ eligibility to receive benefits available under the contract and the conditions of such benefit payments will be determined by reference to the employer plan. The contractholder must notify CREF of any changes to the terms of the employer plan. If CREF takes any action in good faith before receiving such notice, we will not be subject to liability even if our acts were contrary to the terms of the employer plan as modified by such change.

12.	Employer plan fee withdrawals are amounts deducted from the contract’s accumulation in accordance with the terms of the employer plan to pay fees associated with the administration of the plan.

13.	ERISA is the Employee Retirement Income Security Act of 1974, as amended.

14.
Income change method. Unit-annuity payments are determined under one of two income change methods. Under the annual income change method, the amount of each unit-annuity payment is revalued once each year. Under the monthly income change method, the amount of each unit-annuity payment is revalued every month. The revaluation dates are defined in the Rules of the Fund.

15.
An internal transfer is the movement of an employee’s accumulation between CREF accounts, or between this contract and a companion TIAA contract, if any. The provisions concerning internal transfers are set forth in Part D.

16.
The IRC is the Internal Revenue Code of 1986, as amended. All references to any section of the IRC shall be deemed to refer not only to such section but also to any amendment thereof, any successor statutory provisions, and any regulations thereunder.

17.	The payee is a person named to receive any periodic payments or amounts due under an income option or death benefit payment method as explained in sections 31 and 36.

18.
The Rules of the Fund govern all matters affecting participation in CREF to the extent such matters are not specifically provided in this contract. The Board of Trustees of CREF may amend the Rules of the Fund from time to time. Amendments to such Rules are effective only when approved by the Superintendent of Insurance of the State of New York as not being unfair, unjust, inequitable or prejudicial to the interest of anyone participating in CREF. A copy of the Rules of the Fund was furnished to you when this contract was issued. You will be notified of all amendments to the Rules.

19.
A second participant is the person named, when an employee starts to receive income under a two-life unit-annuity, to receive an income for life if he or she survives the employee. The second participant may be any person eligible under CREF's practices then in effect.

20.
A severance from employment occurs when an employee ceases to be employed by the employer that maintains the employer plan. In accordance with the provisions of the IRC and applicable regulations, a severance from employment will be deemed to occur even if the employee continues to perform the same job for a different employer that does not maintain the employer plan after a merger, acquisition, consolidation or other business transaction.

21.
A unit-annuity is a series of periodic payments based on a specified number of annuity units payable at a stated payment frequency. Each unit-annuity payment is equal to the then- current value of one annuity unit multiplied by the number of annuity units payable. The value of each annuity unit will change either once each year or once each month according to the income change method selected. A CREF unit-annuity may be comprised of annuity units payable under one or both income change methods from one or more CREF accounts. The number of annuity units to be paid and their then-current value will be determined in accordance with the Rules of the Fund using actuarial methods.

22.	A valuation day is a day on which the dollar values of the accumulation units in the CREF accounts are established. The procedure for determining valuation days is contained in the Rules of the Fund.

PART B: CONTRACT AND PREMIUMS

23.
The contract. This document and any endorsements thereto, constitute the entire contract between CREF and the contractholder, and the provisions therein alone will govern with respect to the rights and obligations of CREF and the contractholder. The payment of premiums is the consideration for the contract.

          The contract may be amended by agreement of CREF and the contractholder without the consent of any other person, provided that such change does not reduce the number of accumulation units or the number of annuity units purchased under the contract up to that time. Any endorsement or amendment of this contract or waiver of any of its provisions will be valid only if in writing and signed by an executive officer of CREF.

24.	Contestability. The contract is incontestable.

25.
Companion TIAA contract. Teachers Insurance and Annuity Association of America (TIAA) is a companion organization to CREF. A companion TIAA Retirement Choice Annuity contract may have been issued to you when you received this contract. The contract number for any such companion TIAA contract is shown on page 1.

26.
Premiums for this contract must be remitted under the terms of the employer plan. Premiums include any transfers, other than internal transfers, to this contract from other funding vehicles. Premiums may be stopped at any time without notice to CREF and then resumed without payment of any past due premium or penalty of any kind.

CREF reserves the right to stop accepting premiums under the contract at any time. CREF will not accept premiums paid on behalf of an employee after the employee’s death.

Premiums will be credited to the contract as of the end of the business day in which they are received by CREF, at the location that CREF will designate by prior written notice, in good order and in accordance with procedures established by CREF or as required by law.

27.
Allocation of premiums. Premiums may be allocated among the CREF accounts offered under the terms of the employer plan. CREF will allocate premiums according to the most recent valid instructions we have received from the contractholder in a form acceptable to CREF. If no valid allocation instructions have been received, we will allocate premiums in accordance with the terms of the employer plan.

CREF may stop accepting premiums to any CREF account at any time.

28.	Premium taxes. If premium taxes are incurred, they will be deducted from the contract accumulation, to the extent permitted by law.

PART C: BENEFIT PAYMENTS

29.	A benefit payment is any of the following types of payments made from this contract, under the terms of the employer plan.
    An income benefit is a payment to an employee made under one of the options described in section 30.

    A death benefit payment is a payment to a beneficiary under one of the methods described in section 34.

    A lump-sum benefit is a single-sum payment made directly to an employee, beneficiary, or the estate of an employee or beneficiary as a benefit distribution under the terms of the employer plan. A lump-sum benefit may also be applied to a CREF annuity contract or certificate issued to an employee.

    A TIAA life annuity transfer payment is a transfer payment to the TIAA Traditional Annuity to purchase a guaranteed lifetime annuity income for an employee with benefits beginning immediately.

    A forfeiture reallocation payment is the reapplication of accumulations forfeited under the employer plan as a result of an employee’s failing to satisfy the vesting requirements of the plan. Such reallocation payments will serve to offset the employer's obligation to make contributions on behalf of other employees under the plan and will be treated under the terms of the contract as premiums newly allocated to such employees’ accumulations to which they are subsequently applied.

    A contractholder payment is a payment to the contractholder or to any person, trustee, or corporation (other than an employee or beneficiary under the terms of the employer plan or the estate of such employee or beneficiary) designated by the contractholder. A contractholder payment will be a lump-sum payment of the contract’s entire accumulation in an account as described in section 40.

30.	Income options are the ways in which an employee’s income benefit may be paid. The choice of option may be made any time before such income benefit payments begin. The choice may be changed any time before payments begin, but once they have begun, the election to begin receiving benefits is irrevocable and no change can be made. The application of an amount to purchase an income option will result in a corresponding reduction in the employee's accumulation for the full amount applied. The employee may not begin a one-life unit-annuity after he or she attains age 90, nor may the employee begin a two-life unit-annuity after the employee or the second participant attains age 90.

If the plan administrator for the employer plan or his or her designee notifies us that distribution from an employee’s accumulation must begin under the minimum distribution rules of federal tax law, we will begin distributions satisfying such requirements.

    The following are the available options:

    One-life unit-annuity. A payment will be made to the employee each month for as long as he or she lives. A guaranteed period of 10 or 20 years may be included. If no guaranteed period is included, all payments will cease at his or her death. If a guaranteed period is included and the employee dies before the end of that period, payments will continue until the end of that period and then cease, as explained in section 31.

    Two-life unit-annuity. A payment will be made to the employee each month for as long as he or she lives. After the employee's death, a payment will be made each month to the second participant, for as long as such second participant lives. The choice of second participant may not be changed after payments to the employee have begun. A guaranteed period of 10 or 20 years may be included. If no guaranteed period is included, all payments will cease after both the employee and the second participant have died. The following forms of two-life unit-annuity are available.

      Full benefit to survivor. At the death of either the employee or the second participant, the full number of annuity units that would have been paid if they both had lived will continue to be paid to the survivor. If a guaranteed period is included and the employee and the second participant both die before the end of the period chosen, the full number of annuity units that would have been paid if both had lived will continue to be paid until the end of that period and then cease, as explained in section 31.

      Two-thirds benefit to survivor. At the death of either the employee or the second participant, two-thirds of the number of annuity units that would have been paid if they both had lived will continue to be paid to the survivor. If a guaranteed period is included and the employee and the second participant both die before the end of the period chosen, two-thirds of the number of annuity units that would have been paid if they both had lived will continue to be paid until the end of that period and then cease, as explained in section 31.

      Half benefit to second participant. The full number of annuity units will continue to be paid as long as the employee lives. After the employee's death, if the second participant survives the employee, one-half of the number of annuity units that would have been paid if the employee had lived will continue to be paid to the second participant. If a guaranteed period is included and the employee and the second participant both die before the end of the period chosen, one-half of the number of annuity units that would have been paid if the employee had lived will continue to be paid until the end of that period and then cease, as explained in section 31.

31.
Post-mortem payments during a guaranteed period. Any periodic payments or other amounts remaining due after the death of the employee and the death of the second participant, if any, during a guaranteed period will be paid to the payee named to receive them. The payee designated to receive these payments is named at the time the income option is chosen.

          A payee may choose to receive in one sum the commuted value of any remaining periodic payments that do not involve life contingencies, unless the contractholder directs us otherwise. If no payee was named to receive these payments, or if no one so named is then living, we will pay the remaining payments due or the commuted value of the remaining periodic payments in one sum to the estate of the employee, or to the estate of the last survivor of the employee and the second participant if a two-life unit-annuity has been chosen.

           If a payee receiving payments during a guaranteed period dies while payments remain due, the commuted value of any remaining payments due to that person will be paid to any other surviving payee that had been named to receive them. If no payee so named is then living, the commuted value will be paid to the estate of the last payee who was receiving these benefit payments.

32.
The number of annuity units payable to an employee under each income change method in each account will be determined as of the effective date for that income option, in accordance with the Rules of the Fund, on the basis of:

A)	the income option chosen;

B)	if a one-life unit-annuity is chosen, the employee’s age;

C)	if a two-life unit-annuity is chosen, the employee’s age and the second participant’s age;

D)	the value of the employee’s accumulation in that account that is converted to unit-annuity income; and

E)	the value of that account's annuity unit for the income change method selected.

          If the initial income benefit would be less than $100 a month, CREF will have the right to change to quarterly, semi-annual or annual payments, whichever will result in an initial payment of $100 or more and the shortest interval between payments.

The number of annuity units payable to an employee from an account will change to reflect any internal transfers or switches elected, as described in the Rules of the Fund.

33.	Internal transfers and switches under a unit-annuity. While an employee is receiving unit- annuity payments, at least once in each calendar year, the employee may:

A)	transfer annuity units payable from one CREF account into annuity units payable from another CREF account;

B)	transfer annuity units payable from one CREF account to receive future income under a comparable TIAA annuity;

C)	switch annuity units payable under one income change method to the other income change method in the same CREF account.

Annuities are comparable if they are being paid under the same income option, and have the same participant (annuitant), second participant (second annuitant) if any, and remaining guaranteed period.

          The right to transfer or switch is subject to the availability of the unit-annuity or the income change method under the accounts, as described in section 49. Any internal transfer to TIAA is subject to the terms of the comparable TIAA contract.

34.
Death benefit payment methods are the ways in which a beneficiary may receive the death benefit. The choice of method may be made any time before the date the death benefit payment is paid or begins. The choice may be changed any time before payments begin, but once they have begun, no change can be made. The application of an amount to purchase an annuity method of payment of the death benefit will result in a corresponding reduction in the employee's accumulation for the full amount applied. If the amount of the death benefit due to any one beneficiary is less than $5,000, CREF may change the method of payment for the portion of the death benefit payable to that beneficiary to the single-sum payment method.

          If the plan administrator for the employer plan or his or her designee notifies us that distribution from an employee’s accumulation must begin under the minimum distribution rules of federal tax law, we will begin distributions satisfying such requirements.

A beneficiary may not begin to receive the death benefit under the one-life unit-annuity method after he or she attains age 90. The following are the available methods.
    Single-sum payment. The death benefit will be paid to the beneficiary in one sum.

    One-life unit-annuity. A payment will be made to the beneficiary each month for life. A guaranteed period of 10 or 20 years may be included. If a guaranteed period isn't included, all payments will cease at the death of the beneficiary. If a guaranteed period is included and the beneficiary dies before the end of that period, monthly payments will continue until the end of that period and then cease, as explained in section 36.

35.
The number of annuity units payable to a beneficiary from each account under each income change method will be determined as of the date the unit-annuity begins, in accordance with the Rules of the Fund, on the basis of:

A)	the value of the employee’s accumulation in that account under the contract that is converted to unit-annuity income;

B)	the method of payment chosen for the death benefit;

C)	if the method chosen is the one-life unit-annuity, the age of the beneficiary; and

D)	the value of that account's annuity unit for the income change method selected.

          The number of annuity units payable from an account will change to reflect any internal transfers or switches a beneficiary elects as described in the Rules of the Fund. If any method chosen would result in an initial payment of less than $100 a month, CREF will have the right to require a change in choice that will result in an initial payment of at least $100.

36.
Payments after the death of a beneficiary. Any periodic payments or other amounts remaining due after the death of a beneficiary during a guaranteed period will be paid to the payee named to receive them. The commuted value of these payments may be paid in one sum unless the contractholder directs us otherwise. The payee designated to receive these payments is named at the time the payment method is chosen.

If no payee was named to receive these payments, or if no one so named is living at the death of the beneficiary, the commuted value will be paid in one sum to the beneficiary’s estate.

          If a payee receiving these payments dies before the end of the guaranteed period, the commuted value of any payments still due that person will be paid to any other payee named to receive it. If no one has been so named, the commuted value will be paid to the estate of the last payee who was receiving these payments.

37.
Amount and effective date of a lump-sum benefit. The contractholder may permit an employee to withdraw all of his or her accumulation in an account, or any part thereof, not less than $1,000 as a lump-sum benefit. CREF reserves the right to limit lump-sum benefits from each account to not more than one in a calendar quarter. An employee may not elect a lump-sum benefit before the earliest date permitted under the employer plan. The availability of a lump-sum benefit may be limited by the employer plan.

          Any choice of lump-sum benefit must be made by written notice to CREF as explained in section 50. A lump-sum benefit will be effective as of the business day on which we receive, in a form acceptable to CREF, an employee’s request for a lump-sum benefit. An employee may choose to defer the effective date of the lump-sum benefit until any business day following the date on which we receive the request. CREF will determine all values as of the end of the effective date in accordance with the Rules of the Fund. A lump-sum benefit payment reduces the accumulation from which it is paid by the amount paid. An employee can't revoke a request for a lump-sum benefit after its effective date. If an employee has a severance from employment with the employer, we may distribute all of that employee’s accumulation as a lump-sum benefit in accordance with the terms of the employer plan and subject to the restrictions on mandatory distributions under the IRC.

38.
Amount and effective date of a TIAA life annuity transfer payment. A TIAA life annuity transfer payment may be made from all or any portion of an employee’s accumulation. A TIAA life annuity transfer payment may only be made to purchase guaranteed lifetime annuity income in the TIAA Traditional Annuity with benefits beginning immediately. A TIAA life annuity transfer payment for an employee may not be made earlier than the earliest date that the employee is allowed to begin annuity income under the terms of the employer plan. The guaranteed TIAA benefits purchased by the TIAA life annuity transfer payment will be determined on whichever of these bases produces the largest guaranteed payments:

A)	(1)	interest at the effective annual rate of 2%;

	(2)
mortality according to the Annuity 2000 mortality table (TIAA Merged Gender Mod A), with ages set back one year for each completed year between January 1, 1997 and the effective date of the internal transfer; and

	(3)	a charge of 3.5% for expenses and contingencies;

B)
the basis applicable to internal transfers to the Traditional Annuity under the companion TIAA Retirement Choice Annuity contract, if any, on the effective date of the TIAA life annuity transfer payment; or

C)	the interest rate, mortality table, and charge for contingencies and expenses in use for any individual single premium immediate annuities being offered by TIAA when the payments start.

A TIAA life annuity transfer payment will be effective as of the end of the business day in which we receive the contractholder’s written request for the transfer payment. CREF will determine all values as of the end of the effective date in accordance with the Rules of the Fund. A TIAA life annuity transfer payment reduces the accumulation from which it is paid by the amount paid. A TIAA life annuity transfer payment may not be revoked after its effective date.

39.
Amount and effective date of a forfeiture reallocation payment. If an employee has a severance from employment with the employer and the employee has failed to satisfy the vesting requirements of the plan, we may reapply all or part of that employee’s accumulation as a forfeiture reallocation payment in accordance with the terms of the employer plan. Such reallocation payments will serve to offset the employer's obligation to make contributions on behalf of other employees under the plan and will be treated under the terms of the contract as premiums newly allocated to such employees’ accumulations to which they are subsequently applied.

          A forfeiture reallocation payment will be effective as of the end of the business day in which we receive the contractholder’s written request for the forfeiture reallocation payment. The contractholder may defer the effective date of the forfeiture reallocation payment until any business day following the date on which we receive the request. CREF will determine all values as of the end of the effective date in accordance will the Rules of the Fund. A forfeiture reallocation payment reduces the accumulation from which it is paid by the amount paid. A forfeiture reallocation payment may not be revoked after its effective date.

40.
Amount and effective date of a contractholder payment. A contractholder payment is a lump-sum payment of the contract’s entire accumulation in an account. A contractholder payment will be effective as of the end of the business day in which we receive the contractholder’s written request for the contractholder payment. The contractholder may defer the effective date of the contractholder payment until any business day following the date on which we receive the request. CREF will determine all values as of the end of the effective date in accordance with the Rules of the Fund. A contractholder payment may not be revoked after its effective date.

As of the effective date of a contractholder payment, no further premiums or internal transfers will be accepted into the account(s) from which the contractholder payment has become effective.

PART D: INTERNAL TRANSFERS

41.
Internal transfers. The contractholder may permit an employee to transfer all of his or her accumulation in a CREF account under the contract, or any part thereof not less than $1,000, to purchase accumulation units in one of the other CREF accounts under the contract, or to the companion TIAA contract, if any. Subject to the provisions of any companion TIAA contract, the contractholder may also permit an employee to transfer his or her accumulations in such companion TIAA contract, if any, to this contract. CREF reserves the right to limit internal transfers from each account to not more than one in a calendar quarter. CREF reserves the right to stop accepting internal transfers to any CREF account at any time. The employer plan may limit the employee’s right to transfer between CREF accounts and/or to the companion TIAA contract, if any.

42.
Effective date of internal transfer. An internal transfer will be effective as of the end of the business day in which we receive an employee’s written request for an internal transfer. An employee may defer the effective date of the internal transfer until any business day following the date on which we receive the written request. CREF will determine all values as of the end of the effective date in accordance with the Rules of the Fund. An employee can’t revoke a request for an internal transfer after its effective date.

43.	Crediting internal transfers. Internal transfers to a CREF account purchase accumulation units as of the end of the effective date of the internal transfer, in accordance with the Rules of the Fund.

PART E: GENERAL PROVISIONS

44.
Employer plan fee withdrawals. The contractholder may, in accordance with the terms of the employer plan, and with CREF’s approval, instruct CREF to withdraw amounts from the accumulation units of the accounts under this contract, to pay fees associated with the administration of the plan.

CREF reserves the right to suspend or reinstate its approval for a plan to make such withdrawals from your contract.

          The amount and the effective date of an employer plan fee withdrawal will be in accordance with the terms of the employer plan. CREF will determine all values as of the end of the effective date in accordance with the Rules of the Fund. An employer plan fee withdrawal cannot be revoked after it has been withdrawn.

An employer plan fee withdrawal reduces the accumulation from which it is paid by the amount withdrawn.

45.	Report of accumulation. At least once each year, we will provide the contractholder with a report for this contract. It will show the value of the accumulation.

46.
Ownership. The contractholder owns this contract. The contractholder may, to the extent permitted by law, exercise every right that is granted to the contractholder without the consent of any other person unless the right has been given to such other person and authorized by the contractholder as described in section 50.

47.	No loans. This contract does not provide for loans.

48.	No assignment or transfer. Neither you nor any other person may assign, pledge, or transfer ownership of this contract or any benefits under its terms. Any such action will be void and of no effect.

49.
CREF's right to stop offering an account, unit-annuities from an account, or an income change method for unit-annuities from an account. Subject to the Rules of the Fund, CREF can delete or stop providing unit-annuities in any account, including any future accounts. CREF can also stop providing unit-annuities payable under either the annual or monthly income change method from any current or future CREF account.

          Any accumulation units in an account that is deleted, must be transferred to another CREF account. If no choice is made, CREF will transfer the accumulation units to the CREF Money Market Account or as otherwise directed by the terms of the employer plan.

          Any annuity units payable from an account that is deleted or in which CREF stops providing unit-annuities, must be transferred to another CREF account that maintains annuity units or to TIAA in accordance with the provisions of section 41. If no choice is made, CREF will transfer the annuity units to the CREF Money Market Account, if available, or to such other CREF account designated for this purpose, subject to any required regulatory approvals. Any annuity units so transferred may be subsequently transferred in accordance with the transfer provisions then applicable.

          For any annuity units payable under an income change method from an account from which CREF stops providing that income change method, such annuity units must be:

2)	switched to the other income change method in the same account;

3)	transferred to another CREF account then offering the same income change method; or

4)	transferred to TIAA.

If no choice is made, we will switch such annuity units to the other income change method in the same account.

At any time, CREF can switch all annuity units payable under the annual income change method in any CREF account to the monthly income change method.

          All elections and choices made in connection with an income option or method of payment of the death benefit and in effect as of the date of transfer will remain in effect. The number of annuity units in the account to which the unit-annuity is transferred will be determined in accordance with the Rules of the Fund.

50.
Procedure for elections and changes and requests for benefits. Written notice must be provided to CREF identifying each person that becomes eligible for benefit payments. The notice will include the amount, type of payment, and the date such payment is to be made. For income benefits, such notice will include the effective date of the income option on which payments are to begin, the income option chosen, the age of the employee, and the name of the payee, if any. If a two-life unit-annuity is chosen as a payment option, the notice will also include the name and age of the second participant. For death benefit payments, such notice will include proof of the employee’s death, the death benefit payment method chosen, the name of the payee, if any, and if the method chosen provides a lifetime income, the age of the beneficiary. The notice will also indicate the account(s) from which the benefit is to be paid. Upon receipt of proof of an employee’s death, we will divide that employee’s accumulation into as many portions as there are validly designated beneficiaries for that employee’s accumulation. Each validly designated beneficiary will then have the right to make elections available under this contract in connection with his or her portion of such employee’s accumulation.

          The right of an employee (or the employee’s beneficiaries, after the employee’s death) to make choices and elections available under the contract, with respect to that employee’s accumulation under the contract, are subject to the authorization of the contractholder. Such rights include but are not limited to the right to allocate premiums, name a second participant, designate beneficiaries and payees, elect lump-sum benefits, make transfers, and choose forms of benefit payment. The contractholder may revoke or modify any such authorization.

To be valid, any choices or elections available under the contract, any authorization by the contractholder, or revocations or modifications of such authorization, must be made in a form acceptable to CREF at our home office in New York, NY, or at another location that we designate. Valid instructions will take effect as of the date CREF receives the instructions. CREF will only accept as valid, instructions received from the party entitled to issue the instruction, as determined by our records. If CREF takes any action in good faith before receiving a valid instruction, we will not be subject to liability even if our acts were contrary to such instruction. All benefits are payable at our home office or at another location that we designate.

          For purposes of determining the effective dates of any transactions and premium receipts, transaction requests and premiums will only be deemed to have been received when they are received by CREF, or its appropriately designated agent, in good order, in accordance with procedures established by CREF or as required by law. CREF reserves the right to limit the number of transactions that may be made effective on a single business day.

51.
Payment to an estate, trustee, etc. Upon the death of an employee, CREF reserves the right to pay in one sum the commuted value of any benefits due an estate, corporation, partnership, trustee or other entity that isn't a natural person. CREF won't be responsible for the acts or neglects of any executor, trustee, guardian, or other third party receiving payments under this contract. If a trustee of a trust is designated as beneficiary, CREF is not obliged to inquire into the terms of the underlying trust or any will.

If death benefits become payable to the designated trustee of a testamentary trust, but:

A)	no qualified trustee makes claim for the benefits within nine months after the death of the employee; or

B)	evidence satisfactory to CREF is presented at any time within such nine-month period that no trustee can qualify to receive the benefits due,

payment will be made to the successor beneficiaries, if any are designated and survive the employee; otherwise payment will be made to the executors or administrators of the employee’s estate.

          If benefits become payable to an inter-vivos trustee (the person appointed to execute a trust created during an individual’s lifetime), but the trust is not in effect or there is no qualified trustee, payment will be made to the successor beneficiaries, if any are designated and survive the employee; otherwise payment will be made to the executors or administrators of the employee’s estate.

Payment to any trustee, successor beneficiary, executor, or administrator, as provided for above, shall fully satisfy CREF’s payment obligations under the contract to the extent of such payment.

52.
Service of process upon CREF. We will accept service of process in any action or suit against us on this contract in any court of competent jurisdiction in the United States provided such process is properly made. We will also accept such process sent to us by registered mail if the plaintiff is a resident of the jurisdiction in which the action or suit is brought. This section does not waive any of our rights, including the right to remove such action or suit to another court.

53.
Benefits based on incorrect data. If the amount of benefits is determined by data as to a person's age or sex that is incorrect, benefits will be recalculated on the basis of the correct data. If any overpayments or underpayments have been made by CREF, adjustments will be made in accordance with the Rules of the Fund.

54.
Proof of survival. CREF reserves the right to require satisfactory proof that anyone named to receive benefits under the terms of the contract is alive on the date any benefit payment is due. If this proof is not received after it has been requested in writing, CREF will have the right to make reduced payments or to withhold payments entirely until such proof is received. If under a two-life unit-annuity CREF has overpaid benefits because of a death of which we were not notified, subsequent payments will be reduced or withheld until the amount of the overpayment, plus compound interest at the effective annual rate of 6% per year, has been recovered.

55.	Protection against claims of creditors. The benefits and rights accruing under the contract are exempt from the claims of creditors or legal process to the fullest extent permitted by law.

56.
Compliance with laws and regulations. CREF will administer the contract to comply with the restrictions of all laws and regulations pertaining to the terms and conditions of the contract. No benefit may be elected and no right may be exercised under the contract if the election of that benefit or exercise of that right is prohibited under an applicable state or federal law or regulation.

          The choice of income option and effective date thereof, beneficiary or second participant, death benefit payment method and effective date, the availability of transfers and lump-sum benefits, and the rights of spouses to benefits, are all subject to the applicable restrictions, distribution requirements, and incidental benefit requirements of ERISA and the IRC, and any rulings and regulations issued under ERISA and the IRC.

57.	Correspondence. If you have any questions about the contract, or inquiries about our service, or if you need help to resolve a problem, you can contact us at the address or phone number below.

CREF
[730 Third Avenue
New York, NY 10017-3206
Telephone: 800 842-2733]

Group Flexible Premium
Deferred Variable Unit-Annuity

College Retirement Equities Fund
730 Third Avenue, New York, N.Y. 10017-3206
Telephone: [800-842-2733]

Retirement Choice Plus Annuity Contract

Contractholder:	[ABC Institution]
Contract Number:	[C-xxxxx]
Companion TIAA Contract Number:	[T-xxxxx /NONE]
Date of Issue:	[01 01 2005]

This contract is delivered in [the State of state] and is subject to the laws and regulations therein.

This is a contract between you, the contractholder, and us, College Retirement Equities Fund (CREF). This page refers briefly to some of the features of this contract. The next pages set forth in detail the rights and obligations of both CREF and the contractholder under the contract. PLEASE READ THIS CONTRACT. IT IS IMPORTANT.

GENERAL DESCRIPTION

The contractholder remits all premiums for this contract. Premiums are allocated among the CREF Accounts. Each premium allocated to a CREF account purchases a number of accumulation units in that CREF account. Account accumulations and benefit payments are variable and not guaranteed as to dollar amounts; they depend on the investment performance of these accounts. This contract does not guarantee any fixed-dollar benefits. Accumulations in CREF accounts are not guaranteed and may increase or decrease depending primarily on investment results.

This contract cannot be assigned and it does not provide for loans.

If you have any questions about the contract or
need help to resolve a problem, you can contact
us at the address or phone number above.

Herbert M. Allison, Jr.

President and
Chief Executive Officer

Group Flexible Premium
Deferred Variable Unit-Annuity

INDEX OF PROVISIONS

	Section		Section

Accounts		ERISA	13
- Definition	1	Forfeiture Reallocation Payment	39
- Deletion of	49	Income Benefit
Accumulation		- Internal Transfers and Switches under a
- Definition	2	Unit-Annuity	33
- Employee’s Accumulation	10	- Number of Annuity Units	32
Accumulation Units	3	- Options	30
Annuity Benefit		- Post-mortem Payments	31
- Annuity Unit - Definition	4	Income Change Method	14
- Unit-Annuity - Definition	21	Internal Transfers
Assignment – Void and of no effect	48	- Availability	41
Benefit Payment	29	- Crediting	43
Benefits Based on Incorrect Data	53	- Definition	15
Business Day	6	- Effective Date	42
Claims of Creditors		IRC	16
- Protection Against	55	Laws and Regulations - Compliance with	56
Commuted Value	7	Loans – Not available	47
Companion TIAA Contract	25	Lump-sum Benefit Payment	37
Contestability	24	Ownership	46
Contract	23	Payee	17
Contractholder Payment		Payment to an Estate, Trustee, etc	51
- Amount and Effective Date	40	Premiums
Correspondence with us	57	- Allocation of	27
Death Benefit		- Payment of	26
- Beneficiary	5	- Taxes	28
- Definition	8	Proof of Survival	54
- Number of Annuity Units Payable		Report of Accumulation	45
to Beneficiary	35	Rules of the Fund	18
- Payment Methods	34	Second Participant	19
- Payments after Death of Beneficiary	36	Service of Process upon CREF	52
Elections and Changes - Procedure for	50	Severance from Employment	20
Employee	9	TIAA Life Annuity Transfer Payment	38
Employer Plan	11	Valuation Day	22
Employer Plan Fee Withdrawals	44
- Definition	12

PART A: TERMS USED IN THIS CONTRACT

58.	Accounts. CREF maintains the following investment accounts, each with its own distinct investment portfolio:
    [The CREF Stock Account maintains a broadly diversified portfolio consisting primarily of common stocks.

    The CREF Global Equities Account maintains a broadly diversified portfolio consisting primarily of foreign and domestic common stocks.

    The CREF Equity Index Account maintains a portfolio consisting primarily of domestic stocks selected to track the overall U.S. stock market.

    The CREF Growth Account maintains a portfolio consisting primarily of common stocks that we believe present the opportunity for exceptional growth.

    The CREF Social Choice Account maintains a portfolio consisting primarily of common stocks, investment grade fixed income securities, and short-term debt securities.

    The CREF Money Market Account maintains a portfolio consisting primarily of short-term debt securities and money market instruments.

    The CREF Bond Market Account maintains a portfolio consisting primarily of investment grade fixed income securities.

    The CREF Inflation-Linked Bond Account maintains a portfolio consisting primarily of inflation-indexed bonds issued by the U.S. Government and its agencies, foreign governments and corporate entities.]

In the future, CREF may establish other accounts with other investment portfolios, and may delete accounts as described in section 49.

59.	The contract’s accumulation is equal to the sum of all employees’ accumulations under the contract.

60.
Accumulation units. Each CREF account maintains a separate accumulation unit value. The current value of each account's accumulation unit is based on the market value of that account's investments, and will be determined in accordance with the Rules of the Fund. The number of accumulation units in any account under the contract will be increased and decreased in accordance with the Rules of the Fund.

The number will be increased if:

A)	premiums are allocated to that account under the contract; or

B)	internal transfers to that account under the contract are made from another CREF account or from the companion TIAA contract, if any;

and the number will be decreased if:

C)	any premium taxes are deducted from that account; or

D)	any employer plan fee withdrawals are deducted from that account; or

E)	any accumulation units from that account are deducted to provide any available form of benefit payments as described in Part C; or

F)	internal transfers are made out of that account; or

G)	any minimum distribution payments are paid from that account.

Any amounts added to or deducted from an account will be attributed to individual employee’s accumulations in accordance with the instructions of the contractholder.

61.
An annuity unit is the unit of payment for all unit-annuity benefits. The value of an annuity unit changes from time to time to reflect the investment, mortality and expense experience of the account. There is a separate and distinct annuity unit value for each income change method within each CREF account. The value of each annuity unit is determined, using actuarial methods, in accordance with the Rules of the Fund.

62.
A beneficiary is any person eligible to receive death benefit payments upon the death of an employee. If none of the beneficiaries named is alive at the time of the employee’s death, or if, at the employee’s death, no beneficiary had ever been named for that employee, then the death benefit will be paid to the person entitled to such benefits under the terms of the employer plan. If the plan does not specify how to distribute such death benefits, the death benefit will be paid to the employee’s estate. If distributions to a named beneficiary are barred by operation of law, the death benefit due that beneficiary will be paid to the employee’s estate.

63.	A business day is any day that the New York Stock Exchange is open for trading. A business day ends at 4:00 P.M. Eastern time, or when trading closes on the New York Stock Exchange, if earlier.

64.	The commuted (discounted) value is a one-sum amount paid in lieu of a series of payments that are not contingent upon the survival of an employee or second participant.

The commuted value of a series of payments of annuity units is computed in accordance with the Rules of the Fund, in which it is referred to as the present value.

65.	The death benefit for an employee is the current value of the employee’s accumulation.

66.	An employee is any employee entitled to benefits under the employer plan.

67.
An employee’s accumulation is equal to the value of the accumulation units owned in all accounts under the contract on behalf of that employee. Employee’s accumulations are maintained for the sole purpose of providing a record of amounts accumulated under the contract on behalf of individual employees. The contractholder owns all employees’ accumulations under the contract. Employees have no ownership rights to these accumulations.

68.	The employer plan is the retirement plan of the contractholder as amended from time to time, or any successor retirement plan. Employees’ and beneficiaries’ eligibility to receive benefits available under the contract and the conditions of such benefit payments will be determined by reference to the employer plan. The contractholder must notify CREF of any changes to the terms of the employer plan. If CREF takes any action in good faith before receiving such notice, we will not be subject to liability even if our acts were contrary to the terms of the employer plan as modified by such change.

69.	Employer plan fee withdrawals are amounts deducted from the contract’s accumulation in accordance with the terms of the employer plan to pay fees associated with the administration of the plan.

70.	ERISA is the Employee Retirement Income Security Act of 1974, as amended.

71.
Income change method. Unit-annuity payments are determined under one of two income change methods. Under the annual income change method, the amount of each unit-annuity payment is revalued once each year. Under the monthly income change method, the amount of each unit-annuity payment is revalued every month. The revaluation dates are defined in the Rules of the Fund.

72.
An internal transfer is the movement of an employee’s accumulation between CREF accounts, or between this contract and a companion TIAA contract, if any. The provisions concerning internal transfers are set forth in Part D.

73.
The IRC is the Internal Revenue Code of 1986, as amended. All references to any section of the IRC shall be deemed to refer not only to such section but also to any amendment thereof, any successor statutory provisions, and any regulations thereunder.

74.	The payee is a person named to receive any periodic payments or amounts due under an income option or death benefit payment method as explained in sections 31 and 36.

75.
The Rules of the Fund govern all matters affecting participation in CREF to the extent such matters are not specifically provided in this contract. The Board of Trustees of CREF may amend the Rules of the Fund from time to time. Amendments to such Rules are effective only when approved by the Superintendent of Insurance of the State of New York as not being unfair, unjust, inequitable or prejudicial to the interest of anyone participating in CREF. A copy of the Rules of the Fund was furnished to you when this contract was issued. You will be notified of all amendments to the Rules.

76.
A second participant is the person named, when an employee starts to receive income under a two-life unit-annuity, to receive an income for life if he or she survives the employee. The second participant may be any person eligible under CREF's practices then in effect.

77.
A severance from employment occurs when an employee ceases to be employed by the employer that maintains the employer plan. In accordance with the provisions of the IRC and applicable regulations, a severance from employment will be deemed to occur even if the employee continues to perform the same job for a different employer that does not maintain the employer plan after a merger, acquisition, consolidation or other business transaction.

78.
A unit-annuity is a series of periodic payments based on a specified number of annuity units payable at a stated payment frequency. Each unit-annuity payment is equal to the then-current value of one annuity unit multiplied by the number of annuity units payable.

The value of each annuity unit will change either once each year or once each month according to the income change method selected. A CREF unit-annuity may be comprised of annuity units payable under one or both income change methods from one or more CREF accounts. The number of annuity units to be paid and their then-current value will be determined in accordance with the Rules of the Fund using actuarial methods.

79.	A valuation day is a day on which the dollar values of the accumulation units in the CREF accounts are established. The procedure for determining valuation days is contained in the Rules of the Fund.

PART B: CONTRACT AND PREMIUMS

80.	The contract. This document and any endorsements thereto, constitute the entire contract between CREF and the contractholder, and the provisions therein alone will govern with respect to the rights and obligations of CREF and the contractholder. The payment of premiums is the consideration for the contract.

The contract may be amended by agreement of CREF and the contractholder without the consent of any other person, provided that such change does not reduce the number of accumulation units or the number of annuity units purchased under the contract up to that time. Any endorsement or amendment of this contract or waiver of any of its provisions will be valid only if in writing and signed by an executive officer of CREF.

81.	Contestability. The contract is incontestable.

82.
Companion TIAA contract. Teachers Insurance and Annuity Association of America (TIAA) is a companion organization to CREF. A companion TIAA Retirement Choice Plus Annuity contract may have been issued to you when you received this contract. The contract number for any such companion TIAA contract is shown on page 1.

83.
Premiums for this contract must be remitted under the terms of the employer plan. Premiums include any transfers, other than internal transfers, to this contract from other funding vehicles. Premiums may be stopped at any time without notice to CREF and then resumed without payment of any past due premium or penalty of any kind.

          CREF reserves the right to stop accepting premiums under the contract at any time. CREF will not accept premiums paid on behalf of an employee after the employee’s death. Premiums will be credited to the contract as of the end of the business day in which they are received by CREF, at the location that CREF will designate by prior written notice, in good order and in accordance with procedures established by CREF or as required by law.

84.
Allocation of premiums. Premiums may be allocated among the CREF accounts offered under the terms of the employer plan. CREF will allocate premiums according to the most recent valid instructions we have received from the contractholder in a form acceptable to CREF. If no valid allocation instructions have been received, we will allocate premiums in accordance with the terms of the employer plan.

CREF may stop accepting premiums to any CREF account at any time.

85.	Premium taxes. If premium taxes are incurred, they will be deducted from the contract accumulation, to the extent permitted by law.

PART C: BENEFIT PAYMENTS

86.	A benefit payment is any of the following types of payments made from this contract, under the terms of the employer plan.
    An income benefit is a payment to an employee made under one of the options described in section 30.

    A death benefit payment is a payment to a beneficiary under one of the methods described in section 34.

    A lump-sum benefit is a single-sum payment made directly to an employee, beneficiary, or the estate of an employee or beneficiary as a benefit distribution under the terms of the employer plan. A lump-sum benefit may also be applied to a CREF annuity contract or certificate issued to an employee.

    A TIAA life annuity transfer payment is a transfer payment to the TIAA Traditional Annuity to purchase a guaranteed lifetime annuity income for an employee with benefits beginning immediately.

    A forfeiture reallocation payment is the reapplication of accumulations forfeited under the employer plan as a result of an employee’s failing to satisfy the vesting requirements of the plan. Such reallocation payments will serve to offset the employer's obligation to make contributions on behalf of other employees under the plan and will be treated under the terms of the contract as premiums newly allocated to such employees’ accumulations to which they are subsequently applied.

    A contractholder payment is a payment to the contractholder or to any person, trustee, or corporation (other than an employee or beneficiary under the terms of the employer plan or the estate of such employee or beneficiary) designated by the contractholder. A contractholder payment will be a lump-sum payment of the contract’s entire accumulation in an account as described in section 40.
87.
Income options are the ways in which an employee’s income benefit may be paid. The choice of option may be made any time before such income benefit payments begin. The choice may be changed any time before payments begin, but once they have begun, the election to begin receiving benefits is irrevocable and no change can be made. The application of an amount to purchase an income option will result in a corresponding reduction in the employee's accumulation for the full amount applied. The employee may not begin a one-life unit-annuity after he or she attains age 90, nor may the employee begin a two-life unit-annuity after the employee or the second participant attains age 90.

If the plan administrator for the employer plan or his or her designee notifies us that distribution from an employee’s accumulation must begin under the minimum distribution rules of federal tax law, we will begin distributions satisfying such requirements.
    The following are the available options:

    One-life unit-annuity. A payment will be made to the employee each month for as long as he or she lives. A guaranteed period of 10 or 20 years may be included. If no guaranteed period is included, all payments will cease at his or her death. If a guaranteed period is included and the employee dies before the end of that period, payments will continue until the end of that period and then cease, as explained in section 31.

    Two-life unit-annuity. A payment will be made to the employee each month for as long as he or she lives. After the employee's death, a payment will be made each month to the second participant, for as long as such second participant lives. The choice of second participant may not be changed after payments to the employee have begun. A guaranteed period of 10 or 20 years may be included. If no guaranteed period is included, all payments will cease after both the employee and the second participant have died. The following forms of two-life unit-annuity are available.

      Full benefit to survivor. At the death of either the employee or the second participant, the full number of annuity units that would have been paid if they both had lived will continue to be paid to the survivor. If a guaranteed period is included and the employee and the second participant both die before the end of the period chosen, the full number of annuity units that would have been paid if both had lived will continue to be paid until the end of that period and then cease, as explained in section 31.

      Two-thirds benefit to survivor. At the death of either the employee or the second participant, two-thirds of the number of annuity units that would have been paid if they both had lived will continue to be paid to the survivor. If a guaranteed period is included and the employee and the second participant both die before the end of the period chosen, two-thirds of the number of annuity units that would have been paid if they both had lived will continue to be paid until the end of that period and then cease, as explained in section 31.

      Half benefit to second participant. The full number of annuity units will continue to be paid as long as the employee lives. After the employee's death, if the second participant survives the employee, one-half of the number of annuity units that would have been paid if the employee had lived will continue to be paid to the second participant. If a guaranteed period is included and the employee and the second participant both die before the end of the period chosen, one-half of the number of annuity units that would have been paid if the employee had lived will continue to be paid until the end of that period and then cease, as explained in section 31.

88.
Post-mortem payments during a guaranteed period. Any periodic payments or other amounts remaining due after the death of the employee and the death of the second participant, if any, during a guaranteed period will be paid to the payee named to receive them. The payee designated to receive these payments is named at the time the income option is chosen.

          A payee may choose to receive in one sum the commuted value of any remaining periodic payments that do not involve life contingencies, unless the contractholder directs us otherwise. If no payee was named to receive these payments, or if no one so named is then living, we will pay the remaining payments due or the commuted value of the remaining periodic payments in one sum to the estate of the employee, or to the estate of the last survivor of the employee and the second participant if a two-life unit-annuity has been chosen.

          If a payee receiving payments during a guaranteed period dies while payments remain due, the commuted value of any remaining payments due to that person will be paid to any other surviving payee that had been named to receive them. If no payee so named is then living, the commuted value will be paid to the estate of the last payee who was receiving these benefit payments.

89.
The number of annuity units payable to an employee under each income change method in each account will be determined as of the effective date for that income option, in accordance with the Rules of the Fund, on the basis of:

F)	the income option chosen;

G)	if a one-life unit-annuity is chosen, the employee’s age;

H)	if a two-life unit-annuity is chosen, the employee’s age and the second participant’s age;

I)	the value of the employee’s accumulation in that account that is converted to unit-annuity income; and

J)	the value of that account's annuity unit for the income change method selected.

          If the initial income benefit would be less than $100 a month, CREF will have the right to change to quarterly, semi-annual or annual payments, whichever will result in an initial payment of $100 or more and the shortest interval between payments.

The number of annuity units payable to an employee from an account will change to reflect any internal transfers or switches elected, as described in the Rules of the Fund.

90.	Internal transfers and switches under a unit-annuity. While an employee is receiving unit- annuity payments, at least once in each calendar year, the employee may:

A)	transfer annuity units payable from one CREF account into annuity units payable from another CREF account;

B)	transfer annuity units payable from one CREF account to receive future income under a comparable TIAA annuity;

C)	switch annuity units payable under one income change method to the other income change method in the same CREF account.

Annuities are comparable if they are being paid under the same income option, and have the same participant (annuitant), second participant (second annuitant) if any, and remaining guaranteed period.

          The right to transfer or switch is subject to the availability of the unit-annuity or the income change method under the accounts, as described in section 49. Any internal transfer to TIAA is subject to the terms of the comparable TIAA contract

91.
Death benefit payment methods are the ways in which a beneficiary may receive the death benefit. The choice of method may be made any time before the date the death benefit payment is paid or begins. The choice may be changed any time before payments begin, but once they have begun, no change can be made. The application of an amount to purchase an annuity method of payment of the death benefit will result in a corresponding reduction in the employee's accumulation for the full amount applied. If the amount of the death benefit due to any one beneficiary is less than $5,000, CREF may change the method of payment for the portion of the death benefit payable to that beneficiary to the single-sum payment method.

If the plan administrator for the employer plan or his or her designee notifies us that distribution from an employee’s accumulation must begin under the minimum distribution rules of federal tax law, we will begin distributions satisfying such requirements.

A beneficiary may not begin to receive the death benefit under the one-life unit-annuity method after he or she attains age 90. The following are the available methods.
    Single-sum payment. The death benefit will be paid to the beneficiary in one sum.

    One-life unit-annuity. A payment will be made to the beneficiary each month for life. A guaranteed period of 10 or 20 years may be included. If a guaranteed period isn't included, all payments will cease at the death of the beneficiary. If a guaranteed period is included and the beneficiary dies before the end of that period, monthly payments will continue until the end of that period and then cease, as explained in section 36.
92.
The number of annuity units payable to a beneficiary from each account under each income change method will be determined as of the date the unit-annuity begins, in accordance with the Rules of the Fund, on the basis of:

A)	the value of the employee’s accumulation in that account under the contract that is converted to unit-annuity income;

B)	the method of payment chosen for the death benefit;

C)	if the method chosen is the one-life unit-annuity, the age of the beneficiary; and

D)	the value of that account's annuity unit for the income change method selected.

          The number of annuity units payable from an account will change to reflect any internal transfers or switches a beneficiary elects as described in the Rules of the Fund. If any method chosen would result in an initial payment of less than $100 a month, CREF will have the right to require a change in choice that will result in an initial payment of at least $100.

93.
Payments after the death of a beneficiary. Any periodic payments or other amounts remaining due after the death of a beneficiary during a guaranteed period will be paid to the payee named to receive them. The commuted value of these payments may be paid in one sum unless the contractholder directs us otherwise. The payee designated to receive these payments is named at the time the payment method is chosen.

If no payee was named to receive these payments, or if no one so named is living at the death of the beneficiary, the commuted value will be paid in one sum to the beneficiary’s estate.

          If a payee receiving these payments dies before the end of the guaranteed period, the commuted value of any payments still due that person will be paid to any other payee named to receive it. If no one has been so named, the commuted value will be paid to the estate of the last payee who was receiving these payments.

94.
Amount and effective date of a lump-sum benefit. The contractholder may permit an employee to withdraw all of his or her accumulation in an account, or any part thereof, not less than $1,000 as a lump-sum benefit. CREF reserves the right to limit lump-sum benefits from each account to not more than one in a calendar quarter. An employee may not elect a lump-sum benefit before the earliest date permitted under the employer plan. The availability of a lump-sum benefit may be limited by the employer plan.

          Any choice of lump-sum benefit must be made by written notice to CREF as explained in section 50. A lump-sum benefit will be effective as of the business day on which we receive, in a form acceptable to CREF, an employee’s request for a lump-sum benefit. An employee may choose to defer the effective date of the lump-sum benefit until any business day following the date on which we receive the request. CREF will determine all values as of the end of the effective date in accordance with the Rules of the Fund. A lump-sum benefit payment reduces the accumulation from which it is paid by the amount paid. An employee can't revoke a request for a lump-sum benefit after its effective date. If an employee has a severance from employment with the employer, we may distribute all of that employee’s accumulation as a lump-sum benefit in accordance with the terms of the employer plan and subject to the restrictions on mandatory distributions under the IRC.

95.
Amount and effective date of a TIAA life annuity transfer payment. A TIAA life annuity transfer payment may be made from all or any portion of an employee’s accumulation. A TIAA life annuity transfer payment may only be made to purchase guaranteed lifetime annuity income in the TIAA Traditional Annuity with benefits beginning immediately. A TIAA life annuity transfer payment for an employee may not be made earlier than the earliest date that the employee is allowed to begin annuity income under the terms of the employer plan. The guaranteed TIAA benefits purchased by the TIAA life annuity transfer payment will be determined on whichever of these bases produces the largest guaranteed payments:

A)	(1)	interest at the effective annual rate of 2%;

	(2)
mortality according to the Annuity 2000 mortality table (TIAA Merged Gender Mod A), with ages set back one year for each completed year between January 1, 1997 and the effective date of the internal transfer; and

	(3)	a charge of 3.5% for expenses and contingencies;

B)
the basis applicable to internal transfers to the Traditional Annuity under the companion TIAA Retirement Choice Plus Annuity contract, if any, on the effective date of the TIAA life annuity transfer payment; or

C)	the interest rate, mortality table, and charge for contingencies and expenses in use for any individual single premium immediate annuities being offered by TIAA when the payments start.

A TIAA life annuity transfer payment will be effective as of the end of the business day in which we receive the contractholder’s written request for the transfer payment. CREF will determine all values as of the end of the effective date in accordance with the Rules of the Fund. A TIAA life annuity transfer payment reduces the accumulation from which it is paid by the amount paid. A TIAA life annuity transfer payment may not be revoked after its effective date.

96.
Amount and effective date of a forfeiture reallocation payment. If an employee has a severance from employment with the employer and the employee has failed to satisfy the vesting requirements of the plan, we may reapply all or part of that employee’s accumulation as a forfeiture reallocation payment in accordance with the terms of the employer plan. Such reallocation payments will serve to offset the employer's obligation to make contributions on behalf of other employees under the plan and will be treated under the terms of the contract as premiums newly allocated to such employees’ accumulations to which they are subsequently applied.

          A forfeiture reallocation payment will be effective as of the end of the business day in which we receive the contractholder’s written request for the forfeiture reallocation payment. The contractholder may defer the effective date of the forfeiture reallocation payment until any business day following the date on which we receive the request. CREF will determine all values as of the end of the effective date in accordance will the Rules of the Fund. A forfeiture reallocation payment reduces the accumulation from which it is paid by the amount paid. A forfeiture reallocation payment may not be revoked after its effective date.

97.
Amount and effective date of a contractholder payment. A contractholder payment is a lump-sum payment of the contract’s entire accumulation in an account. A contractholder payment will be effective as of the end of the business day in which we receive the contractholder’s written request for the contractholder payment. The contractholder may defer the effective date of the contractholder payment until any business day following the date on which we receive the request. CREF will determine all values as of the end of the effective date in accordance with the Rules of the Fund. A contractholder payment may not be revoked after its effective date.

As of the effective date of a contractholder payment, no further premiums or internal transfers will be accepted into the account(s) from which the contractholder payment has become effective.

PART D: INTERNAL TRANSFERS

98.
Internal transfers. The contractholder may permit an employee to transfer all of his or her accumulation in a CREF account under the contract, or any part thereof not less than $1,000, to purchase accumulation units in one of the other CREF accounts under the contract, or to the companion TIAA contract, if any. Subject to the provisions of any companion TIAA contract, the contractholder may also permit an employee to transfer his or her accumulations in such companion TIAA contract, if any, to this contract. CREF reserves the right to limit internal transfers from each account to not more than one in a calendar quarter. CREF reserves the right to stop accepting internal transfers to any CREF account at any time. The employer plan may limit the employee’s right to transfer between CREF accounts and/or to the companion TIAA contract, if any.

99.
Effective date of internal transfer. An internal transfer will be effective as of the end of the business day in which we receive an employee’s written request for an internal transfer. An employee may defer the effective date of the internal transfer until any business day following the date on which we receive the written request. CREF will determine all values as of the end of the effective date in accordance with the Rules of the Fund. An employee can’t revoke a request for an internal transfer after its effective date.

100.	Crediting internal transfers. Internal transfers to a CREF account purchase accumulation units as of the end of the effective date of the internal transfer, in accordance with the Rules of the Fund.

PART E: GENERAL PROVISIONS

101.
Employer plan fee withdrawals. The contractholder may, in accordance with the terms of the employer plan, and with CREF’s approval, instruct CREF to withdraw amounts from the accumulation units of the accounts under this contract, to pay fees associated with the administration of the plan.

CREF reserves the right to suspend or reinstate its approval for a plan to make such withdrawals from your contract.

          The amount and the effective date of an employer plan fee withdrawal will be in accordance with the terms of the employer plan. CREF will determine all values as of the end of the effective date in accordance with the Rules of the Fund. An employer plan fee withdrawal cannot be revoked after it has been withdrawn.

An employer plan fee withdrawal reduces the accumulation from which it is paid by the amount withdrawn.

102.	Report of accumulation. At least once each year, we will provide the contractholder with a report for this contract. It will show the value of the accumulation.

103.
Ownership. The contractholder owns this contract. The contractholder may, to the extent permitted by law, exercise every right that is granted to the contractholder without the consent of any other person unless the right has been given to such other person and authorized by the contractholder as described in section 50.

104.	No loans. This contract does not provide for loans.

105.	No assignment or transfer. Neither you nor any other person may assign, pledge, or transfer ownership of this contract or any benefits under its terms. Any such action will be void and of no effect.

106.
CREF's right to stop offering an account, unit-annuities from an account, or an income change method for unit-annuities from an account. Subject to the Rules of the Fund, CREF can delete or stop providing unit-annuities in any account, including any future accounts. CREF can also stop providing unit-annuities payable under either the annual or monthly income change method from any current or future CREF account.

          Any accumulation units in an account that is deleted, must be transferred to another CREF account. If no choice is made, CREF will transfer the accumulation units to the CREF Money Market Account or as otherwise directed by the terms of the employer plan.

          Any annuity units payable from an account that is deleted or in which CREF stops providing unit-annuities, must be transferred to another CREF account that maintains annuity units or to TIAA in accordance with the provisions of section 41. If no choice is made, CREF will transfer the annuity units to the CREF Money Market Account, if available, or to such other CREF account designated for this purpose, subject to any required regulatory approvals. Any annuity units so transferred may be subsequently transferred in accordance with the transfer provisions then applicable.

For any annuity units payable under an income change method from an account from which CREF stops providing that income change method, such annuity units must be:

5)	switched to the other income change method in the same account;

6)	transferred to another CREF account then offering the same income change method; or

7)	transferred to TIAA.

If no choice is made, we will switch such annuity units to the other income change method in the same account.

At any time, CREF can switch all annuity units payable under the annual income change method in any CREF account to the monthly income change method.

          All elections and choices made in connection with an income option or method of payment of the death benefit and in effect as of the date of transfer will remain in effect. The number of annuity units in the account to which the unit-annuity is transferred will be determined in accordance with the Rules of the Fund.

107.
Procedure for elections and changes and requests for benefits. Written notice must be provided to CREF identifying each person that becomes eligible for benefit payments. The notice will include the amount, type of payment, and the date such payment is to be made. For income benefits, such notice will include the effective date of the income option on which payments are to begin, the income option chosen, the age of the employee, and the name of the payee, if any. If a two-life unit-annuity is chosen as a payment option, the notice will also include the name and age of the second participant. For death benefit payments, such notice will include proof of the employee’s death, the death benefit payment method chosen, the name of the payee, if any, and if the method chosen provides a lifetime income, the age of the beneficiary. The notice will also indicate the account(s) from which the benefit is to be paid. Upon receipt of proof of an employee’s death, we will divide that employee’s accumulation into as many portions as there are validly designated beneficiaries for that employee’s accumulation. Each validly designated beneficiary will then have the right to make elections available under this contract in connection with his or her portion of such employee’s accumulation.

          The right of an employee (or the employee’s beneficiaries, after the employee’s death) to make choices and elections available under the contract, with respect to that employee’s accumulation under the contract, are subject to the authorization of the contractholder. Such rights include but are not limited to the right to allocate premiums, name a second participant, designate beneficiaries and payees, elect lump-sum benefits, make transfers, and choose forms of benefit payment. The contractholder may revoke or modify any such authorization.

          To be valid, any choices or elections available under the contract, any authorization by the contractholder, or revocations or modifications of such authorization, must be made in a form acceptable to CREF at our home office in New York, NY, or at another location that we designate. Valid instructions will take effect as of the date CREF receives the instructions. CREF will only accept as valid, instructions received from the party entitled to issue the instruction, as determined by our records. If CREF takes any action in good faith before receiving a valid instruction, we will not be subject to liability even if our acts were contrary to such instruction. All benefits are payable at our home office or at another location that we designate.

          For purposes of determining the effective dates of any transactions and premium receipts, transaction requests and premiums will only be deemed to have been received when they are received by CREF, or its appropriately designated agent, in good order, in accordance with procedures established by CREF or as required by law. CREF reserves the right to limit the number of transactions that may be made effective on a single business day.

108.
Payment to an estate, trustee, etc. Upon the death of an employee, CREF reserves the right to pay in one sum the commuted value of any benefits due an estate, corporation, partnership, trustee or other entity that isn't a natural person. CREF won't be responsible for the acts or neglects of any executor, trustee, guardian, or other third party receiving payments under this contract. If a trustee of a trust is designated as beneficiary, CREF is not obliged to inquire into the terms of the underlying trust or any will.

If death benefits become payable to the designated trustee of a testamentary trust, but:

A)	no qualified trustee makes claim for the benefits within nine months after the death of the employee; or

B)	evidence satisfactory to CREF is presented at any time within such nine-month period that no trustee can qualify to receive the benefits due,

payment will be made to the successor beneficiaries, if any are designated and survive the employee; otherwise payment will be made to the executors or administrators of the employee’s estate.

          If benefits become payable to an inter-vivos trustee (the person appointed to execute a trust created during an individual’s lifetime), but the trust is not in effect or there is no qualified trustee, payment will be made to the successor beneficiaries, if any are designated and survive the employee; otherwise payment will be made to the executors or administrators of the employee’s estate.

Payment to any trustee, successor beneficiary, executor, or administrator, as provided for above, shall fully satisfy CREF’s payment obligations under the contract to the extent of such payment.

109.
Service of process upon CREF. We will accept service of process in any action or suit against us on this contract in any court of competent jurisdiction in the United States provided such process is properly made. We will also accept such process sent to us by registered mail if the plaintiff is a resident of the jurisdiction in which the action or suit is brought. This section does not waive any of our rights, including the right to remove such action or suit to another court.

110.
Benefits based on incorrect data. If the amount of benefits is determined by data as to a person's age or sex that is incorrect, benefits will be recalculated on the basis of the correct data. If any overpayments or underpayments have been made by CREF, adjustments will be made in accordance with the Rules of the Fund.

111.
Proof of survival. CREF reserves the right to require satisfactory proof that anyone named to receive benefits under the terms of the contract is alive on the date any benefit payment is due. If this proof is not received after it has been requested in writing, CREF will have the right to make reduced payments or to withhold payments entirely until such proof is received. If under a two-life unit-annuity CREF has overpaid benefits because of a death of which we were not notified, subsequent payments will be reduced or withheld until the amount of the overpayment, plus compound interest at the effective annual rate of 6% per year, has been recovered.

112.	Protection against claims of creditors. The benefits and rights accruing under the contract are exempt from the claims of creditors or legal process to the fullest extent permitted by law.

113.
Compliance with laws and regulations. CREF will administer the contract to comply with the restrictions of all laws and regulations pertaining to the terms and conditions of the contract. No benefit may be elected and no right may be exercised under the contract if the election of that benefit or exercise of that right is prohibited under an applicable state or federal law or regulation.

          The choice of income option and effective date thereof, beneficiary or second participant, death benefit payment method and effective date, the availability of transfers and lump-sum benefits, and the rights of spouses to benefits, are all subject to the applicable restrictions, distribution requirements, and incidental benefit requirements of ERISA and the IRC, and any rulings and regulations issued under ERISA and the IRC.

114.	Correspondence. If you have any questions about the contract, or inquiries about our service, or if you need help to resolve a problem, you can contact us at the address or phone number below.

CREF
[730 Third Avenue
New York, NY 10017-3206
Telephone: 800 842-2733]

Group Flexible Premium
Deferred Variable Unit-Annuity